EXHIBIT 10.3

TENTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Tenth Amendment") is dated as of June 16, 2003 and is entered into between SCIENTIFIC TECHNOLOGIES INCORPORATED WHICH WILL DO BUSINESS IN CALIFORNIA AS OREGON SCIENTIFIC TECHNOLOGIES, an Oregon corporation (the "Borrower"), and BANK OF THE WEST, a California banking corporation (the "Bank").

RECITALS:

A. Borrower and Bank have entered into that certain Loan and Security Agreement dated November 29, 1994, that certain First Amendment to Loan and Security Agreement dated as of May 31, 1995, that certain Second Amendment to Loan and Security Agreement dated as of May 31, 1996, that certain Third Amendment to Loan and Security Agreement dated as of May 31, 1997, that certain Fourth Amendment to Loan and Security Agreement dated as of June 9, 1998, that certain Fifth Amendment to Loan and Security Agreement dated as of June 30, 1999, that certain Sixth Amendment to Loan and Security Agreement dated as of June 30, 2000, that certain Seventh Amendment to Loan and Security Agreement dated as of October 6, 2000, that certain Eighth Amendment to Loan and Security Agreement dated as of June 28, 2001, and that certain Ninth Amendment to Loan and Security Agreement dated as of May 25, 2002 (collectively, the "Loan Agreement"), and that certain Equipment Purchase Line Note dated December 6, 1994 (the "Equipment Purchase Line Note");

B. Borrower and Bank intend to further amend the Loan Agreement as provided by this Tenth Amendment.

AMENDMENT:

NOW, THEREFORE, Borrower and Bank hereby agree as follows:

1. Definitions. This Tenth Amendment shall modify and, to the extent inconsistent with, amend the Loan Agreement. Any capitalized term not specifically defined herein shall have the meaning assigned to it in the Loan Agreement.

2. Draw Period Amendment. The last sentence of Section 3.1(a) of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

For the purpose of this Agreement, "Draw Period" shall mean the period between the date of this Loan and Security Agreement and the earlier of: (i) June 30, 2004 or (ii) the date on which the aggregate of all advances made pursuant to this Section 3.1 equals One Million and 00/100 Dollars ($1,000,000.00).

3. Credit Facility Term Amendment. The second sentence of the first paragraph of Section 4.1 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

Borrower's right to obtain advances under Section 2.1, to enter into foreign exchange contracts under the FX Facility under Section 15, and to obtain the issuance of commercial and standby letters of credit under Section 16 shall remain in full force and effect until June 30, 2004, and shall continue on a month-to-month basis thereafter until terminated by either party on thirty (30) days' prior written notice to the other.

4. Standby Letter of Credit Subfacility. Add a new Section 16 to the Loan Agreement, which will read in its entirety as follows:

LETTER OF CREDIT FACILITY

16.1 Revolving Letters of Credit. Upon the request of Borrower, made at any time and from time to time during the term hereof, so long as no Event of Default has occurred, and subject to the limitations set forth below, Bank will, on a revolving basis, issue commercial letters of credit for Borrower's account to facilitate the importation of merchandise by Borrower for resale by Borrower and issue standby letters of credit or Borrower's account for purposes acceptable to Bank; provided, however, that in no event shall Bank be obligated to issue any letters of credit under this Section 16.1 whenever the total of Borrower's Obligations in respect to all letters of credit outstanding under this Section 16.1, when added to the Daily Balance, exceeds, at any time, the sum of Five Million Dollars ($5,000,000); provided, further, however that the aggregate total of Borrower's Obligations in respect to all commercial letters of credit and standby letters of credit outstanding may not exceed at any one time One Million Dollars ($1,000,000.00). If, any time and for any reason, the total of Borrower's Obligations in respect to all letters of credit outstanding under this Section 16.1, when added to the Daily Balance, exceeds the sum of Five Million Dollars ($5,000,000) (an "Overline") or if, at any time and for any reason the aggregate total of Borrower's Obligations in respect to all commercial letters of credit and standby letters of credit outstanding hereunder exceeds One Million Dollars ($1,000,000.00) (a "L/C Overline"), then Borrower shall immediately pay to Bank, in cash, the amount of such Overline or L/C Overline (as the case may be). Bank may, in its sole discretion, elect to treat a L/C Overline as an advance under the Credit.

16.2 Advances re: Letters of Credit. All amounts actually paid or advanced by Bank to or for the benefit of Borrower under or in respect to letters of credit issued under Section 16.1 above shall, when made, constitute advances under the Credit and shall be payable and bear interest as provided in this Agreement, and shall otherwise be subject to all terms and conditions hereof.

16.3 Application and Agreement re: Commercial Letters of Credit. Each commercial letter of credit issued under Section 16.1 above shall be issued pursuant to the terms and conditions hereof and of a Bank standard form Application For Commercial Letter of Credit and Agreement (Commercial Letter of Credit) executed by Borrower and shall:

(a) Expire on or before ninety (90) days after the earlier of (i) the date such commercial letter of credit is issued or (ii) the date certain maturity date set forth in Section 4.1 of this Loan Agreement (as such maturity date may from time to time be amended);

(b) Require drafts payable at sight [or up to thirty (30) days after sight];

and

(c) Be otherwise in form and substance and in favor of beneficiaries satisfactory to Bank.

Borrower shall pay Bank issuance fees, negotiation fees and such other fees at the times and in the amounts Bank advises Borrower from time to time as being applicable to commercial letters of credit. In the event of any inconsistency between the terms of this Agreement and the terms of such Application for Commercial Letter of Credit and Agreement (Commercial Letter of Credit), the terms of such Application for Commercial Letter of Credit and Agreement (Commercial Letter of Credit) shall control.

16.4 Application and Agreement re: Standby Letters of Credit. Each standby letter of credit issued under Section 16.1 above shall be issued pursuant to the terms and conditions hereof and of a Bank standard form Application For Standby Letter of Credit and Agreement (Standby Letter of Credit) executed by Borrower and shall:

(a) Expire on or before twelve (12) months after the earlier of (i) the date such standby letter of credit is issued or (ii) the date certain maturity date set forth in Section 4.1 of this Loan Agreement (as such maturity date may from time to time be amended);

and

(b) Be otherwise in form and substance and in favor of beneficiaries satisfactory to Bank. Borrower shall pay to Bank issuance fees and other fees at the times and in the amounts Bank advises Borrower from time to time as being applicable to standby letters of credit. In the event of any inconsistency between the terms of this Agreement and the terms of such Application for Standby Letter of Credit and Agreement (Standby Letter of Credit), the terms of such Application for Standby Letter of Credit and Agreement (Standby Letter of Credit) shall control.

16.5 Obligations re: Letters of Credit. All advances made, letters of credit issued and other financial accommodations extended by Bank to or for the account or benefit of Borrower under Article 16 of this Agreement shall be added to and deemed part of the Obligations when made, issued, created and/or extended.

5. Renewal of ACH Facility. Borrower's right to obtain automatic clearinghouse services ("ACH Services") from Bank shall remain in full force and effect until June 30, 2004, shall constitute Obligations under the Loan Agreement and shall be governed by the Loan Agreement, as modified by this Amendment, and the Bank's standard terms of business in effect with respect to ACH Services, which terms and conditions are incorporated herein by this reference. Borrower shall pay Bank such fees at the times and in the amounts that Bank may from time to time impose in connection with the provision of ACH Services. Borrower agrees to execute and deliver to Bank such documents as Bank deems necessary in connection with Bank's provision of ACH Services. In the event of any inconsistency between the terms of this Agreement and Bank's standard terms of business in effect with respect to ACH Services, Bank's standard terms of business in effect with respect to ACH Services shall control.

6. Renewal of Credit Card Facility. Bank shall grant Borrower a credit card facility, which credit card facility shall constitute Obligations under the Loan Agreement and shall be governed by the Loan Agreement, as modified by this Amendment, and the Bank's standard terms of business in effect with respect to credit card facilities, which terms and conditions are incorporated herein by this reference. Borrower shall pay Bank such fees at the times and in the amounts that Bank may from time to time impose in connection with the provision of credit card facilities. Borrower agrees to execute and deliver to Bank such documents as Bank deems necessary in connection with Bank's provision of credit card facilities. In the event of any inconsistency between the terms of this Agreement and Bank's standard terms of business respecting its credit card facilities, Bank's standard terms of business respecting its credit card facilities shall control.

7. Tangible Net Worth Covenant. Revise Subsection 10.13(d) of the Loan Agreement, which shall read in its entirety as follows: Borrower shall maintain a Tangible Net Worth in an amount not less than Seventeen Million Dollars ($17,000,000). For the purpose of the Loan Agreement, as modified and amended by this Tenth Amendment, the term "Tangible Net Worth" means net worth as determined in accordance with generally accepted accounting principles consistently applied, increased by debt subordinated to Bank and decreased by the following: patents, licenses, goodwill, capitalized research and development costs, subscription lists, organization expenses and monies due from affiliates (including officers, directors, shareholders, parents, partners, joint venturers, subsidiaries and commonly held companies). For the purpose of the Loan Agreement, as modified and amended by this Tenth Amendment, the term "debt subordinated to Bank" shall mean any loans, debts, or other obligations ("Third Party Debts") owing by Borrower to any third parties (including, without limitation, any shareholders or affiliates of Borrower) and/or security interests ("Third Party Security Interests") in the assets of Borrower (including, without limitation, the Collateral) in favor of any third parties (including, without limitation, any shareholders or affiliates of Borrower), which has been subordinated to Borrower's Obligations to Bank under the Loan Agreement, as modified and amended by this Tenth Amendment, and to Bank's security interest in the Collateral. Such subordination shall be on terms and conditions acceptable to Bank in its sole and absolute discretion. With respect to Third Party Debt, such subordination shall include (at a minimum) an agreement by the holder of the Third Party Debt to suspend payments by Borrower of any principal, interest or other amount under the Third Party Debt until the Loan Agreement, as modified and amended by this Tenth Amendment, has been terminated and all of Borrower's Obligations to Bank have been paid off and satisfied. With respect to Third Party Security Interests, such subordination shall include (at a minimum) an agreement by the beneficiary of the Third Party Security Interest to (i) subordinate the priority of its lien to the lien in favor of Bank and (ii) refrain from exercising any rights or remedies with respect to the property encumbered and hypothecated by such Third Party Security Interest until all Obligations owing by Borrower to Bank have been paid, performed and satisfied. All monies due from affiliates (including officers, directors, shareholders, parents, partners, joint venturers, subsidiaries and commonly held companies) shall be excluded from Borrower's assets for all purposes hereunder.

8. Conditions Precedent. Bank's duties to extend and renew the Obligations and to make Advances in accordance with this Tenth Amendment shall be subject to (i) there being no outstanding and uncured defaults under the Loan Agreement, the Equipment Purchase Line Note or any other obligation owing by Borrower to Bank; (ii) the satisfaction of each of the conditions precedent set forth in Article 6 of the Loan Agreement (including, without limitation, the provisions of insurance coverage in quantities, forms and content required by the Loan Agreement), each of which is incorporated herein by this reference; (iii) the payment to Bank of a fee in the amount of Fifteen Thousand Dollars ($15,000.00), which fee shall represent an unconditional and nonrefundable payment to Bank in consideration of Bank's agreement to enter into this Tenth Amendment and equals the sum of (a) one- quarter of one percentage point (0.25%) of the amount of the commitment for the revolving credit facility under the Loan Agreement and (b) one-quarter of one percentage point (0.25%) of the amount of the commitment for the non-revolving equipment purchase line facility under the Loan Agreement; and (iv) the execution and delivery of this Tenth Amendment, a Corporate Resolution to Borrow and Pledge in the form of the attached Exhibit "A", and such other documents as Bank may request.

9. Filing of Perfection, Continuation and Other Documents. By executing this Tenth Amendment, Bank is hereby authorized to file any and all financing statements, continuation financing statements, fixture filings, landlord waivers, security agreements, chattel mortgages, assignments, deeds of trust, assignments of leases, endorsements of certificates of title, affidavits, reports, notices, schedules of Accounts, schedules of Inventory, and letters of authority and all other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and maintain perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Agreement, as modified and amended by this Tenth Amendment,, as modified and amended by this Tenth Amendment.

10. Further Assurances. The parties hereby agree, to the extent permitted by law, from time to time, as and when requested by any other party hereto or by its successors or assigns, to execute and deliver, or cause to be executed and delivered, all such instruments, and to take, or cause to be taken, all such further or other actions as may be reasonably necessary or desirable in order to implement the provisions hereof and otherwise to effect the intent and purposes hereof.

11. Further Modifications. Subject to the provisions of this Tenth Amendment relating to further assurances, this Tenth Amendment does not create any right in favor of Borrower nor any duty or obligation on the part of Bank to enter in to any further modifications or amendments of the Loan Agreement or to provide any other or additional credit facilities to Borrower.

12. Counterparts. This Tenth Amendment may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts together shall constitute one in the same instrument.

13. Rules of Construction. This Tenth Amendment and all agreements relating to the subject matter hereof are the product of joint negotiation by the parties and their respective attorneys. The parties waive the provisions of California Civil Code Section 1654 requiring that any ambiguities in this Tenth Amendment be construed against either of the parties. The parties agree that any deletion of language from this Tenth Amendment prior to its mutual execution by Borrower and Bank shall not be construed to have any particular meaning or to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse or opposite of the deleted language.

14. Modification; Waiver. No failure or delay in exercising any right or remedy available to any party shall be deemed a waiver of same, unless such waiver is set forth in writing and signed by the party to be charged with such waiver. No supplement, modification, or amendment hereof shall be binding unless executed in writing by all the parties. No waiver of any of the provisions hereof shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

15. General. Time is of the essence herein. All exhibits referred to herein are attached hereto and are incorporated by reference. The captions and headings appearing herein are for the purpose of identification only and such captions and headings shall not be construed to convey any substance or meaning to the text hereof. Each person executing this Tenth Amendment on behalf of a party represents and warrants that such person is duly and validly authorized to do so on behalf of the entity it purports to so bind and, if such party is a partnership, corporation, limited liability company, or trustee, that such partnership, corporation, limited liability company or trustee has full right and authority to enter into this Tenth Amendment and perform all of its obligations hereunder.

16. Ratification of Warranties and Representations. Except as amended by this Tenth Amendment, Borrower hereby ratifies, reaffirms, and remakes as of the date hereof each and every representation and warranty contained in the Loan Agreement, the Equipment Purchase Line Note, or in any document executed and delivered in connection therewith.

17. Continued Force and Effect. Except as amended by this Tenth Amendment, all of the terms and conditions of the Loan Agreement (and each and every document or instrument executed and delivered in connection therewith) is and shall remain in full force and effect.

IN WITNESS WHEREOF, Borrower has executed and delivered this Tenth Amendment to Bank on the date first above written at Walnut Creek, California.

"BORROWER"

SCIENTIFIC TECHNOLOGIES INCORPORATED
WHICH WILL DO BUSINESS IN CALIFORNIA AS
OREGON SCIENTIFIC TECHNOLOGIES, an Oregon
Corporation

By: Joseph J. Lazzara
Its: Chief Executive Officer

IN WITNESS WHEREOF, Bank hereby accepts this Tenth Amendment to be effective as of the date first above written in San Francisco, California.

"BANK"

BANK OF THE WEST, a California banking corporation

By: Christopher Golec
Assistant Vice President